Exhibit 10.ii.e

SUPPLY AGREEMENT

FEED GRADE PHOSPHATES

MEXICO

DATE:	July 1, 2007

SELLER:	FERTILIZANTES MOSAIC, S. de R.L. de CV

BUYER:	NUTRIMENTOS AGROPECUARIOS PURINA, S.A. de C.V.

PRODUCT:	BIOFOS

SPECIFICATIONS:	TYPICAL MOSAIC SPECIFICATIONS

MARKET:	MEXICO

PERIOD:	July 2007 – June 2008

PRICING:	TO BE NEGOTIATED AT TIME OF PURCHASE

QUANTITY:	TO BE NEGOTIATED AT TIME OF PURCHASE

DELIVERY:	TO BE NEGOTIATED AT TIME OF PURCHASE

PAYMENT:	45 DAYS

TERMS:	MOSAIC TERMS AND CONDITIONS TO APPLY. (ATTACHED)

NUTRIMENTOS AGROPECUARIOS	FERTILIZANTES MOSAIC,
PURINA, S.A. de C.V.	S. de RL de C.V.

By:	By:
Name:	Name:
Its:	Its: